EXHIBIT 99.1


CAPRIUS, INC.
-------------
One Parker Plaza, Fort Lee, NJ 07024
Phone: 201.592.8838 o Fax: 201.592.9430


FOR IMMEDIATE RELEASE
---------------------

             CAPRIUS, INC. REPORTS THIRD QUARTER FISCAL 2005 RESULTS


FORT LEE, NJ - AUGUST 16, 2005 - CAPRIUS, INC. (OTCBB: CAPS) today announced financial results for the third quarter and first nine months of fiscal 2005, ending June 30, 2005.

THIRD QUARTER RESULTS

     Revenues for the third quarter were $203,712, compared to $284,673 reported in the third quarter of fiscal 2004. Revenues generated from product sales and rentals totaled $188,555 in the third quarter, compared to $272,173 reported for the same quarter last year.

     "Our revenues in the third quarter were impacted by consolidation within our target market of dialysis clinics, which included the acquisition of one of our largest US clients. Consequently, this client's scheduled rollout of units was placed on hold," said George Aaron, Chief Executive Officer. "That said, we penetrated new geographic markets in the quarter, such as Greece and St. Croix, USVI, as well as participated in the Medical Waste Conference, the co-located conference of WasteExpo."

     R&D expense in the quarter decreased to $69,439 from $77,999 reported for the third quarter of 2004. SG&A expense rose to $752,327 for the third quarter of 2005 from $693,277 for the comparable period in 2004 due to legal and professional fees in connection with the Company's Registration Statement that was declared effective on May 10, 2005, and the Company's retention of an investor relations firm.

      Net loss attributable to common stockholders was $863,691, or a loss of $0.26 per basic and diluted common share. This compares to a net loss attributable to common stockholders of $731,322, or a loss of $0.72 per basic and diluted common share, for the third quarter of fiscal 2004.

      Jonathan Joels, Chief Financial Officer, noted, "With a backlog of US orders, along with our pipeline of sales opportunity, we believe the Company is well positioned for growth in the fourth quarter and beyond."

NINE-MONTHS RESULTS

     Revenues for the nine-months ended June 30, 2005 were $710,923, compared to $761,979 for the comparable period of fiscal 2004.

     Overall operating expenses for the nine-month period were $2.7 million, compared to $3.0 million in the same period of last year.

     Net loss from continuing operations attributable to common stockholders for the nine-month period was $2.35 million, or a loss of $1.21 per basic and diluted share, compared to a net loss of $2.34 million, or a loss of $2.26 per basic and diluted share for same period of fiscal 2004.

ABOUT CAPRIUS

Caprius, Inc. headquartered in Fort Lee, NJ is engaged in manufacturing proprietary equipment for on-site medical waste disposal through its subsidiary, M.C.M. Environmental Technologies, Inc. (MCM). The Company's SteriMed units simultaneously shred and disinfect regulated medical waste, reducing its volume up to 90%, and rendering it harmless for disposal as ordinary waste. The SteriMed Systems are environmentally friendly and efficiently disinfect the infectious clinical waste, including among others, sharps, dialyzers, blood lines, bandages, plastic tubing and glass, in a 15-minute cycle. The MCM patented technology is an alternative to hauling and incinerating medical waste. Medical Waste represents approximately a $3 billion market in the U.S. and a $10 billion market worldwide. More information on the Company and MCM can be found at www.caprius.com or www.mcmetech.com.

FORWARD LOOKING STATEMENTS
Forward looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. Certain statements contained herein are forward-looking statements and accordingly involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Our expectations, beliefs and projections are expressed in good faith and are believed by us to have a reasonable basis, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties, but there can be no assurance that management's expectation, beliefs or projections will result or be achieved or accomplished. In addition to other factors and matters discussed elsewhere herein, the following are important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements: technological advances by our competitors, changes in health care reform, including reimbursement programs, changes to regulatory requirements relating to environmental approvals for the treatment of infectious medical waste, capital needs to fund any delays or extensions of development programs, delays in the manufacture of new and existing products by us or third party contractors, the loss of any key employees, delays in obtaining federal, state or local regulatory clearance for new installations and operations, changes in governmental regulations, the location of the MCM business in Israel, and availability of capital on terms satisfactory to us. We are also subject to numerous Risk Factors relating to manufacturing, regulatory, financial resources and personnel as described in the Company's Form SB-2 (File No. 333-124096) dated April 15, 2005 as filed with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements to reflect events or circumstance after the date hereof.

                                                ###

CONTACTS:

Beverly Tkaczenko                           Kathy Price
Caprius, Inc.                               The Anne McBride Company
Tel: (201) 592-8838, ext. 107               Tel: (212) 983-1702, x212
Email:  beverlyt@caprius.com                Email:  kprice@annemcbride.com


                      - SELECTED FINANCIAL TABLES FOLLOW -

                         CAPRIUS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)


                                                                 THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                      JUNE 30                               JUNE 30
                                                               2005               2004                 2005             2004
                                                               ----               ----                 ----             ----
REVENUES:
   Product sales                                           $   185,878        $   257,308        $   622,486        $   674,931
   Equipment rental income                                       2,677             14,865             10,627             49,548
   Consulting & royalty fees                                    15,157             12,500             77,810             37,500
                                                         -----------------  -----------------  -----------------  -----------------
       Total revenues                                          203,712            284,673            710,923            761,979
                                                         -----------------  -----------------  -----------------  -----------------

OPERATING EXPENSES:
   Cost of product sales and equipment rental income           121,420            177,204            451,810            551,382
   Research and development                                     69,439             77,999            262,935            171,301
   Selling, general and administrative                         752,327            693,277          2,026,961          2,276,980
                                                         -----------------  -----------------  -----------------  -----------------
       Total operating expenses                                943,186            948,480          2,741,706          2,999,663
                                                         -----------------  -----------------  -----------------  -----------------
       Operating loss                                         (739,474)          (663,807)        (2,030,783)        (2,237,684)

   Other income                                                      -                  -            132,200                  -

   Interest income (expense), net                                  311            (67,515)          (330,709)           (70,500)
                                                         -----------------  -----------------  -----------------  -----------------

   Loss from continuing operations                            (739,163)          (731,322)        (2,229,292)        (2,308,184)

   Loss from operations of discontinued Strax Business             -                  -                  -              (28,425)
                                                         -----------------  -----------------  ------------------------------------
   Net loss                                                   (739,163)          (731,322)        (2,229,292)        (2,336,609)

   Beneficial conversion feature - Series C Mandatory
     Convertible Preferred Stock                              (124,528)               -             (124,528)               -
                                                         -----------------  -----------------  ------------------------------------
   Net loss attributable to common stockholders            $  (863,691)       $  (731,322)       $(2,353,820)      $(2,336,609)
                                                         =================  =================  =================  =================

Net loss per basic and diluted common share
   Continuing operations                                   $     (0.26)       $     (0.72)       $     (1.21)       $    (2.26)
   Discontinued operations                                          -                  -                  -              (0.03)
                                                         -----------------  -----------------  -----------------  -----------------

   Net loss per basic and diluted common share                   (0.26)             (0.72)             (1.21)            (2.29)
                                                         =================  =================  =================  =================

Weighted average number of common shares outstanding,
   basic and diluted                                         3,321,673          1,022,328          1,940,381         1,022,328
                                                         =================  =================  =================  =================

                         CAPRIUS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                   (UNAUDITED)


                                                                             JUNE 30
                                                                              2005
                                                                       ----------------

ASSETS
CURRENT ASSETS:
   Cash and cash equivalents                                            $    1,961,645
   Accounts receivable, net of reserve for bad debts of $5,163                 137,817
   Inventories, net                                                            579,314
   Other current assets                                                         26,399
                                                                       ----------------
        Total current assets                                                 2,705,175
                                                                       ----------------

PROPERTY AND EQUIPMENT:
   Office furniture and equipment                                              182,689
   Equipment for lease                                                          76,666
   Leasehold improvements                                                       19,536
                                                                       ----------------
                                                                               278,891
   Less:  accumulated depreciation                                             214,902
                                                                       ----------------
        Property and equipment, net                                             63,989
                                                                       ----------------

OTHER ASSETS:
   Goodwill                                                                    737,010
   Intangible assets, net of accumulated amortization of $705,750              334,250
   Other                                                                        13,330
                                                                       ----------------
        Total other assets                                                   1,084,590

                                                                       ----------------
TOTAL ASSETS                                                            $    3,853,754
                                                                       ================


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable                                                            508,898
   Accrued expenses                                                            117,407
   Accrued compensation                                                        122,793
                                                                       ----------------
        Total current liabilities                                              749,098
                                                                       ----------------

COMMITMENTS AND CONTINGENCIES                                                      -

STOCKHOLDERS' EQUITY:
   Preferred stock, $.01 par value (stated value at $100)
        Authorized - 1,000,000 shares Issued and
        outstanding - Series A, none; Series B, convertible,
        27,000 shares . Liquidation preference $2,700,000                    2,700,000
   Common stock, $.01 par value
        Authorized - 50,000,000 shares, issued 3,322,798 shares
        and outstanding 3,321,673 shares                                        33,228
   Additional paid-in capital                                               74,241,755
   Accumulated deficit                                                     (73,868,077)
   Treasury stock (1,125 common shares, at cost)                                (2,250)
                                                                       ----------------
        Total stockholders' equity                                           3,104,656
                                                                       ----------------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                             $    3,853,754
                                                                       ================